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                        [COOLEY GODWARD LLP LETTERHEAD]


April 4, 2001


Aurora Biosciences Corporation
11010 Torreyana Road
San Diego, CA  92121


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by AURORA BIOSCIENCES CORPORATION (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of 260,222 shares of the Company's Common Stock, $.001 par value (the "Shares"), issuable upon the exercise of outstanding options issued pursuant to the PanVera Corporation 1993 Stock Option Plan (the "Plan"). Such options were assumed by the Company in connection with the Agreement and Plan of Merger and Reorganization dated as of November 16, 2000 (the "Merger Agreement"), by and among the Company, Aurora Acquisition Corp. and PanVera Corporation.

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Plan, the form of option agreement, the Merger Agreement, the Company's Certificate of Incorporation and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the assumed option agreements, and the Merger Agreement and related prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).
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Aurora Biosciences Corporation
April 4, 2001
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We consent to the filing of this opinion as an exhibit to the Registration
Statement.

Very truly yours,

Cooley Godward LLP



By: /S/ Thomas A. Coll
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     Thomas A. Coll